EXHIBIT 5.1

                              WARD AND SMITH, P.A.
                                ATTORNEYS AT LAW


  1001 COLLEGE COURT
  POST OFFICE BOX 867
    NEW BERN, N.C.
      28563-0867
    TELEPHONE (252)
       633-1000
    FACSIMILE (252)
       636-2121                      SUITE 2400
                                TWO HANNOVER SQUARE             120 WEST FIRE
 UNIVERSITY CORPORATE         FAYETTEVILLE STREET MALL           TOWER ROAD
        CENTER                  POST OFFICE BOX 2091           POST OFFICE BOX
   127 RACINE DRIVE           RALEIGH, N.C. 27602-2091              8088
 POST OFFICE BOX 7068                                         GREENVILLE, N.C.
   WILMINGTON, N.C.                                              27835-8088
      28406-7068              TELEPHONE (919) 836-1800
    TELEPHONE (910)           FACSIMILE (919) 836-1507         TELEPHONE (252)
       392-5100                                                   355-3030
    FACSIMILE (910)                                            FACSIMILE (252)
       392-2333            WEB SITE www.wardandsmith.com          756-3689




                               August 18, 1998


ECB Bancorp, Inc.
Post Office Box 337
Engelhard, North Carolina 27824

RE:   Our File 78-0376(AK)

Gentlemen:

We have acted as counsel to ECB Bancorp, Inc. ("Bancorp") in connection with its proposed offer and sale, through Interstate/Johnson Lane Corporation acting as Bancorp's "sales agent" on a "reasonable efforts" basis pursuant to a Sales Agency Agreement (the "Offering"), of a minimum of 250,000 and a maximum of 300,000 shares of Bancorp's $3.50 par value common stock (the "Common Stock"). In connection with the Offering, Registrant is filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") for purposes of registering under the Securities Act of 1933, as amended (the "Act") its offer and sale of the Common Stock. The Offering will be made pursuant to the final form of Prospectus contained in the Registration Statement at the time it is declared effective by the Commission.

In connection with rendering the opinions set forth in this letter, we have examined or relied upon copies of the Registration Statement as it is initially being filed with the Commission, including the form of Prospectus contained therein, Bancorp's Articles of Incorporation and bylaws, minutes of proceedings of Bancorp's Board of Directors, and such other records, certificates and instruments as we have deemed necessary. For purposes of the opinions expressed herein, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the original or certified copies of all documents submitted to us as conformed or reproduction copies, (ii) that the minutes of proceedings of Bancorp's Board of Directors are accurate and complete and contain minutes of all actions pertaining to the Offering, and (iii) that the Offering will be conducted and the Common Stock will be issued and sold on the terms and in the manner described in the Registration Statement and Prospectus.


Based upon and subject to the foregoing, as well as the qualifications set forth in subsequent portions of this letter, we

WARD AND SMITH, P.A.


ECB Bancorp, Inc.
August 18, 1998
Page 2


are of the opinion as of this date that, when the Registration Statement has become effective and the Common Stock is issued and sold in the manner described therein, and the purchase price thereof has been received by Bancorp, and upon compliance with the pertinent provisions of the Act and the securities or "blue sky" laws of various jurisdictions in which the Common Stock will be offered or sold, then the shares of Common Stock will be legally issued, fully paid and non-assessable.

In  rendering  the  opinions  set  forth  above,  we  have  assumed,   without
independent verification, that

a. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Offering to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind, or otherwise avoid any act; and

b. All certificates of public officials have been properly given and are accurate and complete;

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

a. The opinions expressed herein are limited to matters of North Carolina law and the federal laws of the United States of America;

b. Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated; and,

c. Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Ward and Smith, P.A. under the caption "Legal Matters" in the Registration Statement.

                                  Yours truly,

                                  /s/ Ward and Smith, P.A.
                                  ------------------------------------
                                  WARD AND SMITH, P.A.